UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2021

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360-2362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Background

As previously announced, Teledyne Technologies Incorporated (“Teledyne” or the “Company”) entered into an Agreement and Plan of Merger dated January 4, 2021 (the “Merger Agreement”), with FLIR Systems, Inc., a Delaware corporation (“FLIR”), Firework Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Teledyne (“Merger Sub I”), Firework Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Teledyne (“Merger Sub II”), and Teledyne that provides for a two-step merger (the “Mergers”) that will result in FLIR becoming a wholly owned subsidiary of Teledyne (the “FLIR Acquisition”). In connection with the Merger Agreement, Teledyne entered into a commitment letter dated January 4, 2021 (as supplemented by that certain Joinder Letter to Bridge Facility dated as of January 19, 2021, and as further amended, supplemented or otherwise modified as provided below, the “Bridge Facility Commitment Letter”), with BofA Securities, Inc., Bank of America, N.A. (“Initial Bridge Lender”) and the other lenders party to that Joinder Letter pursuant to which the Initial Bridge Lender and such other lenders committed to provide Teledyne with a $4.5 billion senior 364-day bridge term loan facility (the “Bridge Facility”). The Bridge Facility was intended to be used to fund a portion of the cash consideration for the Mergers. None of the Bridge Facility has currently been funded.

Notes Offering

On March 22, 2021, Teledyne completed the public offer and sale of senior notes (the “Notes Offering”), which consisted of $300,000,000 0.650% Notes due 2023 (the “2023 Notes”), $450,000,000 0.950% Notes due 2024 (the “2024 Notes”), $450,000,000 1.600% Notes due 2026 (the “2026 Notes”), $700,000,000 2.250% Notes due 2028 (the “2028 Notes”), and $1,100,000,000 2.750% Notes due 2031 (the “2031 Notes” and, together with the 2023 Notes, the 2024 Notes, the 2026 Notes, and the 2028 Notes, each, a “Note” and collectively, the “Notes”). The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to (i) fund a portion of the purchase price for the FLIR Acquisition and (ii) pay fees and expenses in connection with the FLIR Acquisition.

The Notes were offered and sold pursuant to the Company’s shelf registration statement on Form S-3, which became effective on March 4, 2021 (File No. 333-253860). The Notes were issued pursuant to an Indenture, dated as of March 22, 2021 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of March 22, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2021. The 2023 Notes mature on April 1, 2023, the 2024 Notes mature on April 1, 2024, the 2026 Notes mature on April 1, 2026, the 2028 Notes Mature on April 1, 2028 and the 2031 Notes mature on April 1, 2031. The Notes are direct, unsecured senior obligations of the Company and rank equally with the Company’s other senior and unsubordinated debt, except to the extent provided for in the applicable prospectus supplement. Teledyne may redeem the 2023 Notes at any time in whole, or from time to time in part, prior to maturity and the other Notes at any time in whole, or from time to time in part, prior to the applicable par call date at the applicable redemption price described in the Indenture. On or after the applicable par call date for the 2024 Notes, the 2026 Notes, the 2028 Notes, and the 2031 Notes, such Notes will be redeemable, at Teledyne’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the date of redemption. The Company may be required to make an offer to purchase the Notes upon the occurrence of a “change of control triggering event” as described in the Indenture.

If the closing of the FLIR Acquisition has not occurred on or prior to the earlier of (i) December 31, 2021 and (ii) the date the Merger Agreement, including any amendment thereof, is terminated according to its terms, Teledyne will redeem the 2023 Notes, the 2024 Notes, the 2026 Notes, and the 2031 Notes in whole at a special mandatory redemption price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on the principal amount of such notes to but excluding the special mandatory redemption date, as further described in the Indenture.

The Indenture includes certain customary covenants that, among other things, limit the Company’s and its subsidiaries’ ability to grant liens to secure indebtedness or engage in sale and leaseback transactions and the Company’s ability to merge or consolidate with, or convey, transfer or lease all or substantially all of its assets to, a third party, as well as a requirement that Teledyne cause Teledyne FLIR, LLC, to become a guarantor of the Notes within 30 days of the FLIR Acquisition if certain conditions are met, all as further described in the Indenture. Each of these limitations is subject to certain important qualifications and exceptions. The Indenture also includes certain customary events of default. The occurrence of an event of default will either automatically, in certain instances, or upon declaration by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, in other instances, cause the acceleration of the amounts due under the Notes.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the First Supplemental Indenture and the form of each Note, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, and 4.7, respectively, hereto and are incorporated herein by reference.

Permanent Reduction of Bridge Facility

As noted above, Teledyne entered into a commitment letter dated January 4, 2021 that provides for the $4.5 billion senior 364-day Bridge Facility, of which none has been currently funded.

On March 4, 2021, Teledyne, as borrower, entered into a $1.0 billion Term Loan Credit Agreement with the several banks and other financial institutions from time to time parties thereto as lenders and Bank of America, N.A., as administrative agent (the “2021 Term Loan Credit Agreement”). The credit facilities under the 2021 Term Loan Credit Agreement replace $1.0 billion of the commitments of the Initial Bridge Lender under the Bridge Facility Commitment Letter. The net cash proceeds from the issuance of the Notes replace and permanently reduce the commitments under the Bridge Facility by a corresponding amount.

Item 2.03.	Creation of Direct Financial Obligation.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

Underwriting Agreement

The Notes were sold pursuant to an Underwriting Agreement dated March 8, 2021 (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto. The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion delivered by McGuireWoods LLP, counsel to the Company, regarding the legality of the Notes is filed as Exhibit 5.1 hereto.

Prepayment of Notes under Note Purchase Agreements

On March 17, 2021, pursuant to a previously issued irrevocable notice of prepayment, Teledyne prepaid in full all notes outstanding (the “NPA Notes”) under Note Purchase Agreements dated September 23, 2014, August 27, 2015 and April 18, 2017 previously issued by Teledyne and its subsidiary Teledyne Netherlands B.V. (the “Note Purchase Agreements”) for a total amount of approximately $509.4 million, which was the amount equal to the principal balance, accrued interest and the make-whole amount calculated under each applicable Note Purchase Agreement as of March 17, 2021. As a result of the prepayment and cancellation of the NPA Notes on March 17, 2021, all related subsidiary guarantees of the NPA Notes were also terminated and released.

Completion of Notes Offering

On March 22, 2021, Teledyne issued a press release announcing the completion of the Notes Offering. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated March 8, 2021 by and among Teledyne Technologies Incorporated and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto.*

4.1	Indenture, dated as of March 22, 2021, between Teledyne Technologies Incorporated and U.S. Bank National Association, as trustee.*

4.2	First Supplemental Indenture, dated as of March 22, 2021, between Teledyne Technologies Incorporated and U.S. Bank National Association, as trustee.*

4.3	Form of 0.650% Notes due 2023 (form included as Exhibit A to the First Supplemental Indenture being filed herewith as Exhibit 4.2).*

4.4	Form of 0.950% Notes due 2024 (form included as Exhibit B to the First Supplemental Indenture being filed herewith as Exhibit 4.2).*

4.5	Form of 1.600% Notes due 2026 (form included as Exhibit C to the First Supplemental Indenture being filed herewith as Exhibit 4.2).*

4.6	Form of 2.250% Notes due 2028 (form included as Exhibit D to the First Supplemental Indenture being filed herewith as Exhibit 4.2).*

4.7	Form of 2.750% Notes due 2031 (form included as Exhibit E to the First Supplemental Indenture being filed herewith as Exhibit 4.2).*

5.1	Opinion of McGuireWoods LLP.*

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1 filed herewith).*

99.1	Press Release, dated March 22, 2021, of Teledyne Technologies Incorporated.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: March 22, 2021